Exhibit 2

2006 Annual General Meeting

The Westpac Annual General Meeting (“AGM”) will be held in the Ballroom Le Grand at the Sofitel Brisbane, 249 Turbot Street, Brisbane, on Thursday, 14 December 2006, commencing at 1:30pm (Brisbane time), with registration from 12:30pm.

If you are attending the AGM in Brisbane and have not lodged a proxy, please bring the Proxy Form with you. The bar code on it will assist with registration. It is not necessary to pre-register to attend the AGM.

If you are not attending the AGM in Brisbane, you can lodge a completed Proxy Form by returning it in the enclosed return envelope or by one of three alternative delivery options: online via the Link Market Services Limited website, by facsimile or by hand delivery to the Westpac registry, Please be aware that the Proxy Form needs to be received by the share registry, by whatever lodgement option that you choose, no later than 2:30pm Sydney time or 1:30pm Brisbane time on Tuesday, 12 December 2006.

Information meeting in Sydney

The AGM in Brisbane will be transmitted live to an information meeting in the Grand Ballroom at Sofitel Wentworth Sydney, commencing at 2:30pm (Sydney time), with registration from 1:30pm, on Thursday, 14 December 2006.

At the information meeting you will be able to observe the AGM proceedings and ask questions but you will not be able to vote at the AGM. If you wish to vote on any of the resolutions you must either attend the AGM in Brisbane, or lodge a valid Proxy Form.

Webcast

The AGM will be webcast live on the internet, accessible via www.westpac.com.au/investorcentre. The webcast will include Auslan (Australian Sign Language) coverage of the proceedings. An archived version will be placed on the website to enable the AGM proceedings to be viewed at a later time.

How to get to the AGM in Brisbane

Location

The Ballroom Le Grand, Level 2, Sofitel Brisbane, 249 Turbot Street, Brisbane, Queensland.

Where It Is

The Sofitel Brisbane is centrally located in Brisbane, in the city block bounded by Turbot, Ann, Edward and Creek Streets. It can be accessed via entrances in either Turbot Street or Ann Street. Access to the Ballroom Le Grand on Level 2 is via the escalators or the lifts from the ground floor reception area.

Mobility Impaired access

There is level access off the Turbot Street entrance, then via the lifts to Level 2.

By public transport

By train	The nearest train station, Central Station, is located beneath the hotel.
By bus	There are a few bus routes that pass either Queen Street mall or Central Train station.
By car	There is a hotel car park available to attendees for a fee. An alternate option is the Wickham Terrace car park opposite Sofitel Brisbane on Turbot Street.

How to get to the information meeting in Sydney

Location

Grand Ballroom, Level 3 Sofitel Wentworth Sydney, 61-101 Phillip Street, Sydney.

Where It Is

61-101 Phillip Street is situated between Hunter and Bent Streets, opposite Chifley Square. Access to the Grand Ballroom on Level 3 is via the escalator to the right of the reception desk or via the lifts located to the left of reception.

Sofitel Wentworth Sydney can also be accessed from Bligh Street, between Hunter and Bent Streets. This would be the shortest route if coming from the George Street/Wynyard direction. Take the lift, on the left of the entrance, to Level 3.

Mobility Impaired access

There is level access off both Phillip Street and Bligh Streets then via the lifts to Level 3.

By public transport

By train

The nearest train station is Martin Place station, It is about five minutes walk to the Phillip Street entrance of the hotel. Wynyard Station is about ten minutes walk away from the Bligh Street entrance.

By bus	For bus services in the CBD area, eg. Along Elizabeth, George or York Streets, alight at the stop nearest Hunter Street and then proceed to 61-101 Phillip Street.
By car	Car parking for a fee is available at public car parks in and around the CBD area, subject to availability.

If you need any further information regarding the AGM, please contact Link Market Services Limited on 1800 804 255, or from outside Australia on + 612 8280 7070.

How to complete the Proxy Form

Before you complete the Proxy Form, which is on the reverse of this page, please read the following instructions, the Notice of Annual General Meeting and the Explanatory Notes.

1.        When do you use the Proxy Form?

You can use the Proxy Form to appoint someone to attend the meeting and vote for you. A proxy need not be a shareholder of Westpac Banking Corporation (“Westpac”).

2.        What if your name and address is different to the one appearing on the Proxy Form?

Your name and address on the Proxy Form is as it appears on the share register of Westpac. If this information is incorrect, please make the correction on the form. Shareholders sponsored by a broker should advise their broker of any changes. Please note you cannot change ownership of your shares using this form.

3.        How do I appoint a proxy?

If you wish to appoint the Chairman of the meeting as your proxy, mark the box. If the person you wish to appoint as your proxy is someone other than the Chairman of the meeting, please write the name of that person. If you leave this section blank the Chairman of the meeting will be your proxy and vote on your behalf. A proxy need not be a shareholder of Westpac.

4.        How do I direct my votes on items of business?

You may direct your proxy how to vote by placing a mark in one of the three boxes opposite each item of business. Your shares will be voted in accordance with such a direction unless you indicate only a portion of voting rights are to be voted on any item by inserting the percentage or number of shares you wish to vote in the appropriate box or boxes. If you do not mark any of the boxes on a given item, your proxy will vote as he or she chooses. If you mark more than one box on an item your vote on that item will be invalid.

5.        How do I appoint a second proxy?

If you wish to appoint a second proxy, an additional Proxy Form may be obtained by telephoning the share registry of Westpac (see contact details on the front of this form) or you may copy this form.

To appoint a second proxy you must:

(a)                     on each of the first Proxy Form and the second Proxy Form state the percentage of your voting rights or number of shares applicable to that form; and

(b)       return both forms together in the same envelope.

6.        Who may sign for a joint membership?

You must sign the Proxy Form in the spaces provided. Where the holding is in one name, the holder must sign. Where the holding is in more than one name, all of the shareholders must sign.

7.        What If I want to sign the Proxy Form under a Power of Attorney?

To sign under Power of Attorney, you must have already lodged the Power of Attorney document with the registry. If you have not previously lodged the document for notation, please attach a certified photocopy of the Power of Attorney to this form when you return it.

8.        How should a company execute the Proxy Form?

Where the company has a Sole Director who is also the Company Secretary, this form must be signed by that person. If the company (pursuant to section 204A of the Corporations Act 2001) does not have a Company Secretary, a Sole Director can also sign alone. Otherwise this form must be signed by a Director jointly with either another Director or a Company Secretary. Please indicate the office held by signing in the appropriate place.

9.        How do I appoint a Corporate Representative?

If a representative of a corporation (irrespective of whether the corporation is a shareholder or proxy) is to attend the meeting, please attach a copy of the “Certificate of Appointment of Corporate Representative” when you return the Proxy Form. A form of the certificate may be obtained from the share registry of Westpac.

10.      When is the Proxy Form due?

This Proxy Form (together with the original of the Power of Attorney or other authority (if any) or a certified copy of that power or authority, under which it is signed) must be received at the share registry of Westpac no later than 2:30pm (Sydney time) on Tuesday 12 December 2006.

11.      How do I lodge the Proxy Form?

By Post:	Link Market Services Limited Locked Bag A6015 Sydney South NSW 1235 Australia
By Delivery:	Link Market Services Limited Level 12, 680 George Street Sydney NSW 2000
By Facsimile:	In Australia: 02 9287 0309 From outside Australia: + 61 2 9287 0309
Online:

Via Link Market Services’ website (www.linkmarketservices.com.au) in accordance with the instructions given there (you will be taken to have signed your proxy form if you lodge it in accordance with instructions given on the website). You will need your Securityholder Reference Number (SRN) or Holder Identification Number (HIN) as well as your surname (or company name) and postcode. If voting under Power of Attorney, you will need to have provided a certifed copy to the registry.

12.      Any questions?

If you have any questions, please call Link on 1800 804 255, or from outside Australia on + 61 2 8280 7070.

13.      Privacy

Link Market Services Limited and Westpac Banking Corporation advise that Chapter 2C of the Corporations Act 2001 requires information about you as a securityholder (including your name, address and details of the securities you hold) to be included in the public register of the entity in which you hold securities. Information is collected to administer your security holding and if some or all of the information is not collected then it might not be possible to administer your security holding. Your personal information may be disclosed to the entity in which you hold securities. You can obtain access to your personal information by contacting Link Market Services Limited at the address or telephone number shown on this form. The respective privacy policies are available on the websites -www.Linkmarketservices.com.au and www.westpac.com.au.

Appointment of Proxy

All Registry communications to:

C/- Link Market Services Limited
Level 12, 680 George Street, Sydney, NSW, 2000
Locked Bag A6015, Sydney South, NSW, 1235
Enquiries (within Australia): 1800 804 255
Enquiries (outside Australia): + 612 8280 7070
Facsimile + 612 9287 0309
ASX Code: WBC
Email: westpac@linkmarketservices.com.au

Westpac Banking Corporation ABN 33 007 457 141

Mark this box with an ‘X’ if you have made any changes to your name or address details (see reverse)	☐

If you would like to attend and vote at the Annual General Meeting, please bring this form with you. This will assist in registering your attendance.

A                          Appointing a proxy

I/We being a member/s of Westpac Banking Corporation and entitled to attend and vote appoint:

☐	the Chairman of the Meeting (mark with an ‘X’)	OR	If you are not appointing the Chairman of the meeting as your proxy, please write the name of the person or body corporate (excluding the registered shareholder) you are appointing as your proxy.

or if the person/body corporate you have named fails to attend the meeting, or if no person/body corporate is named, the Chairman of the meeting, as my/our proxy to act generally at the meeting on my/our behalf and to vote in accordance with the following directions (or if no directions have been given, as the proxy sees fit) at the Annual General Meeting of Westpac Banking Corporation to be held at the Sofitel Brisbane on Thursday, 14 December 2006 at 1:30pm (Brisbane time) and at any adjournment of that meeting. The Chairman of the meeting intends to vote undirected proxies in favour of all items of business.

Important for items 3 and 4 below

☐

If the Chairman of the meeting is your nominated proxy, or may be appointed by default, and you have not directed your proxy how to vote on items 3 and 4 below, please place a mark in this box. By marking this box you acknowledge that the Chairman of the meeting may exercise your proxy even if he has an interest in the outcome of those items and that votes cast by him, other than as proxy holder, would be disregarded because of that interest. If you do not mark this box, and you have not directed your proxy how to vote, the Chairman of the meeting will not cast your votes on items 3 and 4 and your votes will not be counted in computing the required majority if a poll is called on these items. The Chairman of the meeting intends to vote undirected proxies in favour of each of these items.

B                          To direct your proxy how to vote on any resolution please insert ☒ in the appropriate box below.

	For	Against	Abstain *		For	Against	Abstain *
Item2(a) Re-elect Carolyn Judith Hewson as a Director	☐	☐	☐	Item 4(a) Westpac Equity-Based Reward Plans – Westpac Reward Plan	☐	☐	☐

ltem 2(b) Re-elect Peter David Wilson as a Director	☐	☐	☐	Item 4(b) Westpac Equity-Based Reward Plans – Restricted Share Plan	☐	☐	☐

Item 2(c) Elect Elizabeth Blomfield Bryan as a Director	☐	☐	☐	Item 5 Adoption of Directors’ Remuneration Report (non-binding resolution)	☐	☐	☐

Item 3 Non-executive Directors’ Remuneration	☐	☐	☐

*  If you mark the Abstain box for an item, you are directing your proxy not to vote on your behalf on a show of hands or on a poll and your votes will not be counted in computing the required majority on a poll.

C         Signature of securityholders – this must be completed

This form will be treated as invalid unless this section is completed. (See reverse for information on how to sign this Proxy Form.)

Securityholder 1 (Individual)	Joint Securityholder 2 (Individual)	Joint Securityholder 3 (Individual)

Sole Director and Sole Company Secretary	Director/Company Secretary (delete one)	Director

Contact name	Contact daytime telephone	Date
WBC PRX642